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                                                                   EXHIBIT 23.18

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated August 5, 1999, on the financial statements of Federal Communications Contractors, Inc., included in the current report on Form 8-K of Integrated Electrical Services, Inc. dated September 24, 1999 and to all references to our Firm included in this Registration Statement.



Semple & Cooper, LLP
Phoenix, Arizona
November 15, 1999